Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 11-K for the fiscal year ended December 31, 2002 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert A. James, Executive Vice President of Trammell Crow Company, the functional equivalent of the chief executive officer of the Trammell Crow Company Retirement Savings Plan (the “Plan”), hereby certify that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ ROBERT A. JAMES
Robert A. James, Executive Vice President
Date: June 27, 2003